UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2004

ISLE OF CAPRI CASINOS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1641 Popps Ferry Road, Biloxi, Mississippi (Address of principal executive offices)	39532 (Zip Code)

(228) 396-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
On February 18, 2004, the Registrant announced its offer to purchase and consent solicitation for any and all of its outstanding 8 3/4% Senior Subordinated Notes due 2009.  A copy of the press release of the Registrant is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC. a Delaware corporation
Date: February 18, 2004	By:	/s/ REXFORD YEISLEY
	Name:	Rexford Yeisley
	Title:	Senior Vice President and Chief Financial Officer